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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2005

                             HAEMONETICS CORPORATION

             (Exact name of registrant as specified in its charter)
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        Massachusetts                   1-10730                 04-2882273
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(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

                400 Wood Road Braintree, MA                       02184
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         (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code 781-848-7100


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        At its meeting on May 2, 2005, the Compensation Committee of the Company's Board of Directors approved bonuses for the Company's executive officers with respect to fiscal 2005 performance, set bonus objectives for fiscal 2006 and set base salaries for certain executive officers for fiscal 2006.

        For fiscal 2005, each executive officer was eligible to receive a potential cash bonus. These potential cash awards are established at the beginning of the fiscal year. Employees, who are bonus eligible, including executives, may not receive any of the potential cash awards unless the Company reaches a certain minimum stated earnings per share result for the fiscal year. Bonus payouts are determined by the Company's performance to specified targets for revenue, operating income and earnings per share for the fiscal year. If the specified targets for revenue, operating income or earnings per share for the fiscal year are overachieved, the potential cash bonus is increased to certain specified levels. A portion of all employees' bonus is also dependent upon their performance to their own individual performance objectives, such as division financial performance, business development goals and cost savings initiatives. For all executives, 70% of their stated potential cash bonus was solely dependent upon the achievement of the stated corporate financial performance targets for revenue, operating income and earnings per share for the fiscal year, and 30% was dependent upon the achievement of their individual performance objectives. In reaching its decisions with respect to bonuses for fiscal 2005, the Compensation Committee considered the Company's performance to its stated financial performance targets, and the bonuses associated with such achievement, and in some cases overachievement, were approved by the Compensation Committee in accordance with the predetermined payout schedule approved at the beginning of the fiscal year. In the case of the portion of the fiscal 2005 bonuses associated with the achievement of individual goals, the Compensation Committee approved these bonuses after considering the achievement of the individual performance objectives.

        The following table sets forth actual annual base salary and bonus amounts for fiscal 2005 and annual salary and stated potential bonus awards for fiscal 2006 for the executive officers who will be included as named executive officers in the Company's proxy statement for its July 2005 annual meeting. The annual salary and potential bonus award for Fiscal 2006 for Brad Nutter, Chief Executive Officer, have not yet been determined by the Compensation Committee.

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Name and Principal Position               Fiscal Year   Salary      Bonus
---------------------------------------   -----------   ---------   ---------
Brad Nutter                               2005          $ 500,000   $ 370,800
President and CEO

Peter Allen                               2006          $ 367,700   $ 165,500
President, Donor Division                 2005          $ 357,000   $ 170,200

Brian Concannon                           2006          $ 369,500   $ 166,300
President, Patient Division               2005          $ 357,000   $ 170,200

Bob Ebbeling                              2006          $ 301,400   $ 121,300
Vice President, Operations                2005          $ 291,200   $ 124,200

Ron Ryan                                  2006          $ 327,600   $ 150,100
Vice President, Chief Financial Officer   2005          $ 320,500   $ 155,600

        For fiscal 2006, the Compensation Committee approved the stated potential bonus opportunities for executive officers, with 70% of each executive officer's bonus opportunity tied to the achievement of predetermined corporate financial performance targets for revenue, operating income, and earnings per share, and 30% to the achievement of predetermined individual performance objectives.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HAEMONETICS CORPORATION
                                             --------------------------------
                                                  (Registrant)


Date May 6, 2005

                                                  /s/ Ronald J. Ryan
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                                                  Ronald J. Ryan, Vice President
                                                  and Chief Financial Officer